                                                                   EXHIBIT 10.28

                           EXCLUSIVE LISTING AGREEMENT

                  THIS EXCLUSIVE LISTING AGREEMENT ("Agreement") is made as of the 10th day of December, 2001, by and between EBS BUILDING, L.L.C., a Delaware limited liability company, c/o PricewaterhouseCoopers LLP, 800 Market Street, Suite 1800, St. Louis, Missouri 63101 ("Owner") and COLLIERS TURLEY MARTIN TUCKER, INC. , a Missouri corporation, 7701 Forsyth, Suite 500, Clayton, Missouri 63105 ("Broker").

                                   WITNESSETH:

                  WHEREAS, Owner owns the building presently known as One Financial Plaza, with an address of 501 North Broadway, in St. Louis, Missouri, appurtenant related parking facilities (partly owned in fee, partly by leasehold) and appurtenant common areas (hereinafter, together with the real estate on which the same are situated, collectively referred to as the "Property"); and

                  WHEREAS, Owner desires to engage Broker as Owner's agent to sell the Property and Broker desires to accept such engagement, upon and subject to the terms and conditions set forth herein.

                  NOW, THEREFORE, for and in consideration of the mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Broker hereby agree as follows:

1.       EXCLUSIVE RIGHT TO LIST

         Owner hereby grants to Broker the exclusive right to sell the Property for the term of this Agreement. Notwithstanding anything to the contrary herein or elsewhere, all terms and conditions of an agreement with any prospective purchaser shall be subject to Owner's sole and absolute discretion. Owner has the absolute right in all events to approve or to disapprove any and all proposals regarding pricing, marketing and terms of sale of the Property. Broker shall have no authority to extend any offer or make any agreement on behalf of or binding on Owner, and Broker shall have no authority to accept security or other deposits in connection with any offer to purchase the Property; accordingly, an agreement to sell the Property shall become effective only when (a) signed by an authorized signatory on behalf of Owner and the prospective purchaser and (b) delivered by Owner to such prospective purchaser.

2.       TERM

         The term of this Agreement shall end, and this Agreement shall terminate and be of no further force and effect, on August 31, 2002; provided, however, that (a) Owner and Broker shall each have the right to terminate this Agreement and end the term without cause at any time by providing thirty (30) day's prior written notice to the other party,
         (b) Owner shall have the further right to terminate this Agreement and end the term without cause immediately upon the termination of Owner as a limited liability company or termination of the operating agreement dated as of September 26, 1997, under which Owner is constituted, (c) Owner shall have the further right to terminate this Agreement and end the term without cause immediately upon the sale, merger or consolidation of Owner and (d) Owner and Broker shall each have the right to terminate this Agreement and end the term for cause immediately upon giving written notice of such cause and such termination to the other party.

3.       DUTIES OF BROKER

         Broker accepts the relationship of trust and confidence established between Broker and Owner under this Agreement. Broker agrees to take all actions reasonably required or helpful in selling the Property as promptly as possible, including promoting and marketing the Property for sale, using its diligent and best efforts, skill, judgment, and abilities to show the Property, offering the Property for sale, procuring prospective purchasers for Property, cooperating with outside brokers representing such prospective purchasers, obtaining financial and reference information on prospective purchasers, promptly submitting all offers to purchase the Property to Owner, and other actions as may be directed by Owner from time to time. Inquiries regarding the Property shall be referred to Broker, and related negotiations shall be handled by or under direction of Broker, subject to the approval and review of Owner and subject to the participation of legal counsel selected and retained by Owner to assist as necessary in preparation and negotiation of the sale contract and to institute and defend any and all legal proceedings associated with the sale of the Property; provided that no such legal proceedings or compromises or settlements of such legal proceedings shall be undertaken or defended without, in each instance, the prior written approval of Owner. Without limiting the generality of the foregoing, Broker specifically agrees to provide monthly activity reports to Owner on or before the 20th day of each calendar month, detailing the activities undertaken by Broker in connection with the sale of the Property, including, but not limited to, any outstanding offers, prospects shown the Property, active prospects, and other marketing activities. Notwithstanding anything to the contrary herein or elsewhere, Broker shall perform its duties under this Agreement at its own expense and shall be entitled to no reimbursement of costs other than as expressly provided in Sections 4, 5 and 6 of this Agreement.

4.       COMMISSION ON SALE

         Upon the sale of the Property pursuant to a written sale contract executed during the term of this Agreement by a purchaser procured by Broker, Owner agrees to pay to Broker a commission in accordance with Exhibit A attached hereto and incorporated herein by reference. The commission shall be earned, due and payable in full at the time of the transfer of title to the Property. If a cooperating broker has participated in procuring a sale, Broker shall be responsible for paying any and all commissions to the cooperating broker after Broker is paid by Owner, and Broker shall indemnify and hold Owner harmless from and against the claims of any cooperating broker with claims arising from a cooperating broker relationship initiated by or through Broker including, but not limited to, attorneys' fees and expenses in connection with Owner's defense against such claims.


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

         Owner reserves the right to adjust the asking price, modify the marketing plan or withdraw the Property from the market, without being liable for any commission hereunder, at its discretion throughout the term of this Agreement. Broker shall not be entitled to any commission with respect to offers to purchase which, when submitted to Owner for approval pursuant to this Agreement, shall, for any reason, be rejected by Owner. Broker's commission shall be deemed earned and payable when, and only if, title passes to a purchaser of the Property. Owner shall not have any obligation to sue any prospective purchaser who defaults under the terms of a binding contract of sale for damages or specific performance. In the event a prospective purchaser defaults and Owner becomes entitled to such prospective purchaser's earnest deposit, then such earnest deposit shall be forfeited to Owner as liquidated damages, and Broker shall not be entitled to any part thereof. No commission will be deemed earned and payable in the event the Property or any portion thereof is (i) taken by a municipality or other authority in a condemnation or similar proceeding or by deed in lieu thereof or (ii) acquired by a lender under a foreclosure proceeding or other similar process.

5.       POST-TERMINATION COMMISSIONS

         Within ten (10) days following the termination of this Agreement, Broker may submit to Owner a written list of any person or entity proposed by Broker during the term of this Agreement as a prospective purchaser of the Property with whom Broker had substantial negotiations, as defined below, during the term of this Agreement. The term "substantial negotiations" shall mean that (a) Broker provided marketing materials regarding the Property and (b) either Broker brought the prospective purchasers to the Property, the prospective purchaser had negotiations with Owner or Broker received a signed letter of intent. Broker's list shall include the names and addresses of such prospective purchasers and supporting documentation of such negotiations. Broker shall have no claim of commission (and hereby waives any claim of commission) with respect to any person or entity procured or claimed to have been procured by Broker who shall purchase the Property after the termination of this Agreement unless and except to the extent such person or entity shall be included on such list so submitted to Owner within ten (10) days after termination of this Agreement. If within one hundred and eighty (180) days from the date of termination of this Agreement, a sale is consummated between Owner any person or entity included on such list submitted to Owner, Owner shall pay Broker the commission in accordance with Exhibit A. The agreements of this Section 5 shall survive the termination of this Agreement.

6.       ADVERTISING AND MARKETING

         Broker shall (a) advertise the Property for sale; (b) prepare a marketing plan, brochures and collateral materials for the Property; and (c) engage competent consultants (e. g. public relations, advertising, etc.) on an "as needed" basis. The content and extent of Broker's advertising and marketing activities and the services and consultants engaged by Broker in connection with the same shall be subject to the prior approval of Owner. Broker's identification signage, if any, on or within the Property shall be subject to the prior approval of Owner, and Broker shall be responsible for assuming that any such signage conforms to applicable laws and code and all requirements and restrictions of the leases of the Property and any recorded instruments encumbering the Property. Upon termination of this Agreement (or sooner, if directed by Owner), Broker shall remove its identification signage from the Property and fully restore and repair all damage caused by installation or removal; and the agreement to do so under this Section 6 shall survive the termination of this Agreement. Broker shall be responsible for the costs of all marketing, and advertising activities with respect to the Property, provided, however, that Owner shall reimburse Broker for all such out-of-pocket costs and expenses for which Broker has obtained the prior written approval of Owner (provided that in no event shall Owner be required to reimburse any such costs or expenses in excess of the cumulative amount of $25,000), and excepting, however, that Owner shall pay the cost of legal counsel selected and retained by Owner in accordance with Section 3 of this Agreement.

7.       NONDISCRIMINATION

         The Property shall be offered without regard to race, color, creed, religion, national origin, sex, handicap, or familial status.

8.       REPRESENTATIONS

         Owner makes no representations or warranties regarding the Property or the condition of the Property including, but not limited to, the presence or absence of asbestos, PCB transformers, or toxic, hazardous or contaminated substances in, on or about the Property. Broker is not authorized to make any representations or warranties relating to the Property unless and except to the extent expressly approved in writing by Owner.

9.       INDEMNIFICATION

         Owner shall hold harmless and indemnify Broker against any liability, loss or expense incurred by Broker as a result of any misrepresentation of Owner or its agents (other than Broker) or the negligence or willful misconduct of Owner or its agents (other than Broker). Broker shall hold harmless and indemnify Owner against any liability, loss or expense incurred by Owner as a result of any misrepresentation of Broker, its agents, employees, or the negligence or willful misconduct of Broker, its agents, employees, or invitees. The agreements of this
         Section 9 shall survive the termination of this Agreement

10.      STANDARDS

         Broker shall further the interests of Owner in accordance with Owner's from time to time requirements, procedures and directions, in accordance with the highest professional standards. Broker shall comply with all national, federal, state, and municipal laws, regulations, codes, ordinances, and orders applicable to Broker and the activities of Broker under and in connection with this Agreement.



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

11.      ASSIGNMENT

         Broker shall not be entitled to assign any rights or to delegate any duties or obligations under this Agreement, and any assignment in violation of this prohibition shall be void.

12.      GOVERNING LAW

         This Agreement shall be construed according to and governed by the laws of the State of Missouri.

13.      ATTORNEY'S FEES

         In connection with any controversy arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, damages or other relief, its attorney's fees and costs incurred.

14.      MODIFICATIONS

         This Agreement may not be amended, modified or changed, nor shall any waiver of any provisions hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

15.      NOTICES

         All notices or other communications required or desired to be given hereunder shall be in writing and shall be effective for all purposes if hand delivered to the parties at the respective addresses set forth above (or such other addresses as the parties may hereafter designate in writing) or sent to the respective parties at such addresses by (a) certified or registered United States mail, postage prepaid, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged and so long as the original of said telecopy is mailed the next day). A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; or in the case of mail delivery three (3) days after having been deposited in the United States mail postage prepaid and properly addressed; or in the case of notice sent via overnight delivery service or telecopy, upon receipt.

16.      INDEPENDENT CONTRACTOR

         It is expressly understood and agreed that Broker, as an agent of Owner, will act as an independent contractor in the performance of this Agreement. The parties hereby agree that nothing in the Agreement shall be intended or construed to create an employer-employee relationship, a partnership, or a joint venture with respect to the Property or otherwise.


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

17.      SUBORDINATION

         This Agreement shall be subject and subordinate to any mortgage or deed of trust now or hereafter encumbering the Property or any part thereof, and at the option of the beneficiary of any such mortgage or deed of trust or any transferee of title to the Property by virtue of foreclosure of the lien of such mortgage or deed of trust (such option to be exercised by written notice to Broker) or by transfer in lieu of foreclosure (i) Broker shall attorn to and recognize such beneficiary or transferee as the successor to Owner of the Property, and Broker shall thereupon continue to perform Broker's covenants hereunder or
         (ii) such beneficiary or transferee may terminate this Agreement as of the date of notice of foreclosure or transfer. Broker hereby agrees that the beneficiary of any such mortgage or deed of trust and the transferee of title to the Property shall be intended third party beneficiaries of this Agreement entitled to enforce these provisions.

18.      LIENS

         Broker agrees to execute and deliver to Owner, as a condition to any payment due to Broker from Owner hereunder, waivers of lien pursuant to any statute which may grant Broker the right to a lien on the Property as may be requested by Owner in connection with such payment. If Broker is to pay any cooperating broker out of funds paid to Broker by Owner, Broker shall make no such payments without first obtaining similar waivers of lien from such cooperating broker, and the delivery of such waivers of lien from such cooperating broker shall, if requested by Owner, be a further condition to payment due to Broker. Broker further agrees that any and all rights which Broker, and anyone claiming by, through or under Broker, may have to a lien under any statute shall be at all times subject and subordinate to the lien of any mortgage or deed of trust, and Broker further agrees, upon Owner's request, to execute and deliver to the holder of any mortgage or deed of trust against the Property or any interest therein a subordination agreement expressly subordinating any and all such liens rights to the lien of such mortgage or deed of trust. The agreements of this Section 18 shall survive the termination of this Agreement.

19.      EXCULPATION

         Recourse for the obligations of Owner under this Agreement shall be limited to Owner's interest in the Property. The obligations of Owner under this Agreement shall not be personally binding on or enforceable against Owner, nor shall any resort be had to the assets of any of the members, managers, agents, or asset manager of Owner, as the case may be, or any of their representatives, partners, members, beneficiaries, stockholders, employees or agents.

20.      BINDING EFFECT

         This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto, subject to the restrictions and limitations of Sections 11 and 19 of this Agreement.


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

21.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between Broker and Owner and supercedes all prior discussions, negotiations and agreements, whether oral or written.

                  IN WITNESS WHEREOF, the parties hereto have duly entered into this Agreement as of the day and year first above written.

OWNER:

EBS BUILDING, L.L.C.

By:      PricewaterhouseCoopers LLP,
         its Manager

         By:      /s/ KEITH F. COOPER
            -----------------------------------------
              Name:   Keith F. Cooper
                   ----------------------------------
              Title:  Partner
                    ---------------------------------

BROKER:

COLLIERS TURLEY MARTIN TUCKER, INC.

By:      /s/ THOMAS E. MURRAY
   --------------------------------------------------
     Name:   Thomas E. Murray
          -------------------------------------------
     Title:  Executive Vice President
           ------------------------------------------


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





                                    EXHIBIT A

                             SCHEDULE OF COMMISSIONS



    Gross Sale Price Received by Owner           Commission
    ----------------------------------           ----------
A.  Up to and including $38 million              1% of gross sale price
B.  In excess of $38 million                     $380,000 plus 5% of gross sale
                                                 price in excess of $38 million


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